Defibrotide MSA Gentium Patheon

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 4.11

Manufacturing Services Agreement
PATHEON UK LIMITED
&
GENTIUM S.p.A
Defibrotide
Date: 19th December 2013

- i -
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

- ii -
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

- iii -
[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MANUFACTURING SERVICES AGREEMENT
THIS MANUFACTURING SERVICES AGREEMENT (the "Agreement") is effective as of the 15th day of September 2013 (“Effective Date”)
B E T W E E N:
PATHEON UK LIMITED, a company incorporated in England & Wales (registered number 3764421) with registered office at Kingfisher Drive, Covingham, Swindon, Wiltshire SN35BZ, United Kingdom ("Patheon"), and
Gentium S.p.A., a company incorporated in Italy, VAT and Tax Code n° 02098100130, whose principal place of business is at Piazza XX Settembre, 2, Villa Guardia (Como), Italy ("Customer"),

THIS AGREEMENT WITNESSES THAT in consideration of the rights conferred and the obligations assumed herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), and intending to be legally bound the parties agree as follows:
ARTICLE 1
INTERPRETATION
1.1    Definitions.
The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
"Active Materials", “Active Pharmaceutical Ingredients” or “API” means the materials listed on Schedule D hereto;
"Affiliate" means: (a) a business entity which owns, directly or indirectly, a controlling interest in a party to this Agreement, by stock ownership or otherwise; or (b) a business entity which is controlled by a party to this Agreement, either directly or indirectly, by stock ownership or otherwise; or (c) a business entity, the controlling interest of which is directly or indirectly common to the majority ownership of a party to this Agreement. For the purposes of this definition, "control" means the ownership of shares carrying at least a majority of the votes in respect of the election of the directors of a corporation.
"Annual Report" means the annual report as described in Title 21 of the United States Code of Federal Regulations, Section 314.81(b)(2);
“Annual Product Review Report” means the annual product review report as described in Title 21 of the United States Code of Federal Regulations, Section 211.180(e);

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Applicable Laws" means (i) with respect to Patheon, the Laws of the jurisdiction where the Manufacturing Site is located; and (ii) with respect to Customer and the Products, the Laws of all jurisdictions where the Products are manufactured, distributed and marketed as such are agreed and understood by the parties in this Agreement;
"Authority" means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission or other similar body, whether federal, state, provincial, county or municipal;
“Bulk Batch” means the quantity of unlabelled, unpacked vials derived from one production cycle and is equivalent to approximately [ * ] vials;
“Bulk Product” means the unlabelled unpacked vials resulting from the filling process;
"Business Day" means a day other than a Saturday, Sunday or a day that is a statutory holiday in Italy and/or in the United Kingdom;
"cGMPs" means current good manufacturing practices as described in: (a) Parts 210 and 211 of Title 21 of the United States' Code of Federal Regulations; and (b) EC Directive 2001/83/EC and its any subsequent amendment, together with the latest FDA and EMA guidance pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time;
"Components" means, collectively, all packaging components, raw materials and ingredients (including labels, product inserts and other labelling for the Products), required to be used in order to produce the Products in accordance with the Specifications, other than the Active Materials;
"Confidentiality Agreement" means the mutual obligations of the parties relating to the non-disclosure of confidential information between Patheon and Customer as set out in the Technology Transfer Agreement;
"Deficiency Notice" shall have the meaning ascribed thereto in Section 6.1(a);
“Delivery Date” means the date of delivery of Product at the Manufacturing Site, as confirmed by Patheon pursuant to Section 5.1(b);
"EMA" means the European Medicines Agency;
"Equipment" shall mean the equipment described in the Technology Transfer Agreement;
"FDA" means the United States government department known as the Food and Drug Administration;
"Firm Orders" has the meaning specified in Section 5.1(b);

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

"Intellectual Property" includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, Inventions, copyright and industrial designs; trade secrets and know how;
"Invention" means information relating to any innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which it is contained and whether or not patentable or copyrightable;
"Inventory" means all inventories of Components and work-in-process produced or held by Patheon in connection with the manufacture of the Products but, for greater certainty, does not include the Active Materials;
"Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority;
"Manufacturing Services" means the manufacturing, quality control, quality assurance and stability testing, packaging and related services, as contemplated in this Agreement, required to produce Products from Active Materials and Components;
"Manufacturing Services Based Intellectual Property" means Intellectual Property generated or derived by Patheon in the course of performing any Manufacturing Services or otherwise generated or derived by Patheon in connection with the conduct of its business which Intellectual Property is not specific to, or dependent upon, Customer’s Active Material or Product including, without limitation, Inventions and Intellectual Property which may have application to manufacturing processes or the formulation or development of drug products, drug product dosage forms or drug delivery systems beyond the specific requirements of the Product(s);
"Manufacturing Site" means Patheon’s Affiliate facility, owned and operated by Patheon Italia S.p.A, that is located at at 2ª Trav. SX via Morolense 5, Ferentino (FR) – ITALY;
"Materials" means all Components and other materials used in the manufacture of the Product other than Active Materials;
"Price" means the price measured in EURO (€) to be charged by Patheon regarding Product manufactured and supplied hereunder as delivered to Customer, and is comprised of the fees for the Manufacturing Services, and the costs for Components and Materials which Price is fully described in Schedule B;
"Product(s)" means the products listed on Schedule A hereto;
"Quality Agreement" means the agreement between the parties hereto setting out the quality assurance standards to be applicable to the Manufacturing Services provided by Patheon as may be required under the laws of the jurisdiction(s) governing the Manufacturing Site or the Product pursuant to the terms of this Agreement, attached hereto

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

as Schedule F; It is agreed and understood in case of any discrepancy between the provisions of this Agreement and those included within the Quality Agreement, the latter shall prevail as for the quality and regulatory aspects.
"Regulatory Authority" means the FDA, EMA or any other foreign regulatory agencies competent to grant marketing approvals for pharmaceutical products including the Products in the Territory;
"Specifications" means the file, for each Product, which is provided by Customer to Patheon in accordance with the procedures listed in Schedule A hereto and which contains documents relating to such Product, including, without limitation: (a) specifications for Active Materials and Components; (b) manufacturing specifications, directions and processes; (c) storage requirements; (d) all environmental, health and safety information relating to the Product including material safety data sheets; and (e) the finished Product specifications, packaging specifications and shipping requirements for each Product; all as updated, amended and revised from time to time by Customer in accordance with the terms of this Agreement;
"Subcontractor" means the Patheon’ Affiliate, Patheon Italia S.p.A;
"Technology Transfer Agreement" means the technology transfer Agreement dated 2 February 2009 between Patheon International AG and Customer (and assigned to Patheon UK Limited on 22 September 2011) containing, inter alia, details of the technology transfer services and capital expenditure requirements for the Product;
"Territory" means in the World each market being subject to assessment of additional technical requirements (if applicable)
"Third Party Rights" means the Intellectual Property of any third party;
"Year" means in the first year of this Agreement the period from the Effective Date up to and including December 31 of the same calendar year, and thereafter shall mean a calendar year.
1.2     Interpretation.
(a)    The division of this Agreement into Articles, sections, subsections and Schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or Schedule refers to the specified Section or Schedule to this Agreement. In this Agreement, the terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular part, Section, Schedule or the provision hereof.
(b)    Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 2
PATHEON'S MANUFACTURING SERVICES
2.1    Manufacturing Services.
(c)    Patheon shall provide – upon Customer’s request - the Manufacturing Services for the Territory for the fees specified in Schedules B and C in order to produce Products for Customer. Schedule B sets forth in detail cost items that are included in the Price for Products and those cost items excluded from the Price that are subject to additional fees to be paid by the Customer.
(d)    Patheon may change the Manufacturing Site for the labelling, packaging and quality control of the Products only with the prior written consent of Customer, such consent not to be unreasonably withheld. Patheon shall communicate such change to Customer well in advance, providing adequate time to allow Customer to comply with any regulatory requirement requested by any Applicable Law. It is understood that Customer’s costs associated to Patheon’s decision shall be agreed between the Parties in good faith, based on the principle that they shall be borne by the Party who would receive an incremental economic benefit in connection to such change. For instance, in case of Patheon’s decision to move its manufacturing facility for purposes related to the rationalization of its work force, Patheon shall bear all regulatory costs which Customer may incur.
(e)    In providing the Manufacturing Services, Patheon and Customer agree that:

(i)	Conversion of Active Materials and Components. Patheon shall convert Active Materials and Components into Products;

(ii)
Quality Control and Quality Assurance. Patheon shall perform the quality control and quality assurance testing specified in the Quality Agreement. Batch review and release to Customer shall be the responsibility of Patheon’s quality assurance group. Patheon shall perform its batch review and release responsibilities in accordance with standard operating procedures. Each time Patheon ships Products to Customer, it shall provide Customer with the documentation required by the terms of the Quality Agreement. Customer will have sole responsibility for the release of Products to the market.

(iii)	Components. Patheon shall purchase and test all Components at Patheon's expense and as specified by the Specifications.

(iv)
Stability Testing. Patheon shall conduct stability testing on the Products in accordance with the protocols set out in the Specifications for the separate fees, during the time periods specified in Schedule C and or in the Quality Agreement. No changes shall be made to these testing protocols without prior written approval from Customer. In the event of a confirmed stability test failure, Patheon will notify Customer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

within one Business Day, after which Patheon and Customer shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure, including which party shall bear the cost of such investigation. Patheon will procure the provision of any and all data and results relating to the stability testing upon request by Customer.

(v)
Packaging. Patheon shall pack the Products as set out in the Specifications. Customer shall be responsible for the cost of artwork development. Patheon shall make arrangements for and implement the imprinting of batch numbers and expiration dates for each Product shipped. Such batch numbers and expiration dates shall be affixed on the Products and on the shipping carton of each Product as outlined in the Specifications and as required by cGMPs. The system used by Patheon for batch numbering and expiration dates is detailed in Schedule E hereto. Customer may, in its sole discretion, make changes to labels, product inserts and other packaging for the Products, which changes shall be submitted by Customer to all applicable governmental agencies and other third parties responsible for the approval of the Products. Customer shall be responsible for the cost of labelling obsolescence when changes occur, as contemplated in Section 4.4. Patheon’s name shall not appear on the label or anywhere else on the Products unless: (i) required by any Laws; or (ii) Customer asks and Patheon expressly consents to such use of its name in writing.

(vi)
Active Materials and Customer Supplied Components.  With a target of forty-five (45) days prior to the scheduled production date, Customer shall furnish to Patheon at the Manufacturing Site, DDP (Incoterms 2010), the Active Materials, free of charge in such quantities as are necessary to enable Patheon to manufacture the ordered quantities of Product on the requested Delivery Date. If such Active Materials are not received forty-five (45) days in advance, Patheon will make commercially reasonable efforts to achieve the agreed Delivery Date. In the event that this is not possible solely due to the late delivery of API then the Parties will meet to agree a new mutually acceptable Delivery Date, such date to be as early as reasonably practicable. If, upon delivery of Active Materials on time, Patheon fails to meet the Delivery Date, the following Article 5.5 shall apply. All shipment of Active Material shall be accompanied by certificate(s) of analysis from the Active Material manufacturer and the Customer, confirming the identity, purity and compliance with the Active Material specifications.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vii)
Product Rejection for Finished Product Specification Failure. The Specifications will be those included in the regulatory submissions of the Customer or subsequent mutually approved revisions. If Patheon manufactures Product in accordance with the agreed upon process specifications and a batch or portion of batch of Product does not meet a finished Product Specification, Parties shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure, including which Party shall bear the cost of such investigation. After the investigation will have determined which Party is responsible for the failure, either Customer shall pay Patheon the relevant fee per unit for such non-conforming Product or - in the event that a failure occurs which is due to Patheon’s non-compliance with the agreed upon Specifications – article 6.3 shall apply.

2.2    Subcontractors
(a)    The Customer hereby agrees that Patheon will subcontract to its Affiliate, Patheon Italia S.p.A (“Subcontractor”), the Services under this Agreement; in such case Customer will have a right of access to the Subcontractor’s Manufacturing Site owned and operated by Patheon Italia S.p.A, for auditing purposes, in accordance with the terms and conditions set out in Section 7. Patheon shall communicate to Customer such event well in advance, providing adequate time to allow Customer to comply with any regulatory requirement requested by any Applicable Law. It is understood that Customer’s costs associated to Patheon’s decision, if any, shall be borne by Patheon or discussed in good faith in case there will be positive effects on Customer’s processes.
The subcontracting of any Services hereunder to the Subcontractor by Patheon shall not relieve Patheon of, and Patheon shall remain solely liable for, its obligations under this Agreement.

ARTICLE 3
CUSTOMER'S OBLIGATIONS

3.1	Payment.
Pursuant to the terms of this Agreement, Customer shall pay Patheon for the provision of the Manufacturing Services and related Materials according to the Prices specified in Schedules B and C hereto (such fees being subject to adjustment in accordance with the terms hereof).
3.2        Active Materials.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Customer shall at its sole cost and expense, deliver the Active Materials to Patheon (in accordance with Section 2.1(c) (vi)) in sufficient quantities and at such times to facilitate the provision of the Manufacturing Services by Patheon. The Active Materials shall be held by Patheon on behalf of Customer on the terms and subject to the conditions herein contained. Title to the Active Materials shall at all times belong to and remain the property of Customer. Any Active Materials received by Patheon shall only be used by Patheon to provide the Manufacturing Services. Patheon's liability with respect to any lost or damaged Active Materials shall be as set forth in Section 10.2(a).

ARTICLE 4
CONVERSION FEES AND COMPONENT COSTS
4.1    First [ * ] Years Pricing.
The Prices for the Products for the first [ * ] Years are listed in Schedules B and C.
4.2    Price Adjustments - Annual or Year over Year Price Adjustments.
The Prices for the Products during any Year following the first [ * ] Years of this Agreement shall be adjusted in accordance with the following:
(a)    Manufacturing Costs. Effective at the beginning of each Year of this Agreement, the Parties shall be entitled to an adjustment, either in positive or in negative, to the Manufacturing Services fees in respect of the Products to reflect inflation, which adjustment shall be based on the change in the official index of the industrial producer prices (manufacture of basic pharmaceutical products and pharmaceutical preparation) as determined by the Italian National Statistics Institute (ISTAT) in October of the preceding Year compared to the same month of the Year prior to that;
(b)    Pricing Basis. Customer acknowledges that the Price in respect of a Product in any Year is quoted based upon the minimum run quantity per Product specified in Schedule B. For greater certainty, if Patheon and Customer agree that the minimum run quantity in respect of a Product shall be reduced or increased, Patheon's costs to perform the Manufacturing Services and acquire the Materials relating to such Product increase or decrease on a per unit basis, then the Price shall be adjusted respectively.
In connection with a Price adjustment pursuant to clause (a) of this Section 4.2, Patheon shall deliver to Customer on or about the final quarter of each Year, a statement outlining the percentage increase or decrease in the official index of the industrial producer prices (manufacture of basic pharmaceutical products and pharmaceutical preparation) as determined by the Italian National Statistics Institute (ISTAT) upon which such price adjustment is based. The adjusted prices shall be effective as of January 1st of the following

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Year in which the adjustment is required. In connection with all Price adjustments pursuant to clause (b) of this Section 4.2, Patheon shall deliver to Customer by not later than the end of November a revised Schedule B in draft form and such budgetary pricing information or other documentation reasonably sufficient to demonstrate that a Price adjustment is justified, provided that Patheon shall have no obligation to provide any supporting documents to the extent such documents are subject to obligations of confidentiality between Patheon and its suppliers. Upon delivery of such required Price adjustment documentation pursuant to clause (b) herein, each of Customer and Patheon shall forthwith use all reasonable efforts to agree on a revised Price for the Products and Schedule B shall be amended accordingly. Such revised Price shall be effective with respect to any Product delivered after the end of the then current Year. In the event that the Parties fail to reach an agreement on revised pricing, either Party may terminate this agreement subject to the provisions of Article 8.2 with [ * ] notice, provided that during such additional period the Price shall remain the same as before the revision process.

4.3    Price Adjustments – Within the Current Year.
During any Year of this Agreement, following the first [ * ] years, the Prices set out in Schedule B shall be subject to adjustment in accordance with extraordinary increases in Component Costs. A list of Components and their cost is attached as Schedule H. If at any time market conditions result in Patheon's cost of Components being materially higher or lower than normal forecasted increases, then Patheon shall be entitled to an adjustment to the Price in respect of any affected Product to compensate it for such increased or decreased Component costs. For the purposes of this clause (b), changes materially higher or lower than normal forecasted increases shall be considered to have occurred if: (i) the cost of a Component increases or decreases by more than [ * ] of the cost for that Component upon which the most recent fee quote was based; or (ii) the aggregate cost for all Components required to manufacture a Product increases or decreases by more than [ * ] of the total Component costs for such Product upon which the most recent fee quote was based. In connection with a Price adjustment pursuant to this Section 4.3, Patheon shall deliver to Customer a revised Schedule B and Schedule H and such budgetary pricing information, adjusted Component costs or other documentation reasonably sufficient to demonstrate that a Price adjustment is justified. Patheon will make reasonable efforts to get authorization for full disclosure of such pricing information by the supplier, proving what is already included within the Schedule H. Upon delivery of such required documents, each of Customer and Patheon shall forthwith use all reasonable efforts to agree on a revised Price for each affected Product and Schedule B shall be amended accordingly. In the event that the Parties fail to reach an agreement on revised pricing, either Party may terminate this agreement subject to the provisions of Article 8.2 with [ * ] notice, provided that during such additional period the Price shall remain the same as before the revision process.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4    Adjustments Due to Technical Changes.
Amendments to the Specifications or the Quality Agreement requested by Customer will only be implemented following a technical and cost review by Patheon and are subject to Customer and Patheon reaching agreement as to revisions, if any, to the Prices specified in Schedules B or C necessitated by any such amendment. Amendments to the Specifications or the Quality Agreement by Patheon will only be implemented following the approval of Customer, such approval not to be unreasonably withheld. If Customer accepts a proposed Price change, the proposed change in the Specifications shall be implemented, and the Price change shall become effective only with respect to those orders of Products that are manufactured in accordance with the revised Specifications. In addition, Customer agrees to purchase, at Patheon's external cost therefore, all Inventory utilized under the "old" Specifications and purchased or maintained by Patheon in order to fill Firm Orders or in accordance with Section 5.2, to the extent that such Inventory can no longer be utilized under the revised Specifications. Open purchase orders for Components no longer required under any revised Specifications that were placed by Patheon with suppliers in order to fill Firm Orders or in accordance with Section 5.2 shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by Customer.

4.5    Multi-Country Packaging Requirements.
If and when Customer decides that it wishes to have Patheon provide manufacturing services in respect of the Product for countries in addition to those countries comprising the Territory, then Customer shall inform Patheon of the packaging requirements for each new country and Patheon shall prepare a quotation for consideration by Customer of the additional Component costs, if any, and the changeover fees for the Product destined for each such new country. The agreed additional packaging requirements and related packaging costs and change over fees shall be set out in a written amendment to this Agreement.

ARTICLE 5
ORDERS, SHIPMENT, INVOICING, PAYMENT
5.1    Orders and Forecasts.
(c)    Rolling Forecasts. Concurrent with the execution of this Agreement, Customer shall provide Patheon with a written non-binding [ * ] month Bulk Batch forecast of the Product that Customer then anticipates may be required to be produced to Customer during each month of that [ * ] month period. Such forecast will be updated by Customer

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

monthly on or before the 10th day of each calendar month on a rolling [ * ] month basis. The most recent [ * ] month forecast shall prevail. The forecast will include the foreseen quantities of Product divided country by country.
(d)    Firm Orders. The first [ * ] months of the initial rolling forecast shall constitute a firm written order ("Firm Order") on the part of the Customer to purchase and, when accepted by Patheon, for Patheon to supply the quantity of the Product. Customer shall place Firm Orders to reflect the latest binding forecast. Such Firm Orders submitted to Patheon shall specify Customer's Manufacturing Services purchase order number, quantities by Product type, monthly delivery schedule and any other elements necessary to ensure the timely production and shipment of the Products. The quantities of Bulk Batches ordered in such written orders shall be firm and binding on Customer and shall not be subject to reduction by Customer.
(e)    [ * ] Year Forecast. On or before the 10th day of June of each Year, Customer shall provide Patheon with a written non-binding [ * ]-year forecast (broken down by quarters for [ * ] years of the forecast) of the Bulk Batches of Product Customer then anticipates may be required to be produced and delivered to Customer during the [ * ]-year period.
5.2    Reliance by Patheon.
(a)    Customer understands and acknowledges that Patheon will rely on the rolling forecasts and Firm Orders submitted pursuant to Sections 5.1(a) and (b) in ordering or procuring the ordering the Components required to meet such Firm Orders. In addition, Customer understands that to ensure an orderly supply of such Components, it may be desirable for Patheon to purchase such Components in sufficient volumes to meet the production requirements for Products during part or all of the forecasted periods referred to in Section 5.1(a) or to meet the production requirements of any longer period agreed to by Patheon and Customer. Accordingly, Customer authorizes Patheon to purchase Components in order to satisfy the Manufacturing Services requirements for Products only for the binding section of the forecast provided by Customer pursuant to Section 5.1(a) and agrees that Patheon may make such other purchases of Components to meet Manufacturing Services requirements during such longer periods as may be agreed to in writing from time to time by Customer at the request of Patheon or Customer. If Components ordered by Patheon pursuant to Firm Orders or this Section 5.2 are expired without utilization, then Customer shall pay to Patheon its external costs therefor; provided, however, that in the event such Components are incorporated into Products subsequently manufactured for Customer or into third party products manufactured by Patheon for a third party, Customer will receive credit for any costs of such Components previously paid to Patheon by Customer.
(b)    Patheon shall provide Customer, initially upon execution of this Agreement and thereafter on an annual basis, with a listing of all Components which are unique to Customer, which Patheon anticipates purchasing or being required to be purchased

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pursuant to the terms of this Agreement (in accordance with rolling forecasts and Firm Orders as per Section 5.1(a) and (b)) in the form as set out in Schedule H (the "Exclusive Component Purchasing Summary"). The Exclusive Components Purchasing Summary shall indicate which Components have a limited shelf-life and which are subject to minimum order quantities as specified by the supplier. Subject to the provisions of subsection (a) above, Customer shall be liable for the costs of all Components purchased by Patheon for use under this Agreement not used to perform Manufacturing Services prior to the expiry of the Component’s shelf life. Reimbursement from Customer shall be due, where applicable, within 30 days of notification from Patheon that said Component has expired. In such event, Patheon will make reasonable efforts to get authorization for disclosure of such pricing information by the supplier, proving what has already been included within Schedule H.
5.3    Minimum Orders.
Customer may only order Manufacturing Services in respect of batches of Products as set out in Schedule B.
5.4    Shipments.
Shipments of Products shall be made in accordance with Schedule G unless otherwise mutually agreed. Patheon may in accordance with Customer’s instructions and as agent for Customer, (i) arrange for shipping to be paid by Customer. Customer shall arrange for insurance and may select the freight carrier used by Patheon to ship Products and may monitor Patheon’s shipping and freight practices as they pertain to this Agreement. Products shall be transported in accordance with the Specifications. Product not shipped within [ * ] days of manufacture and release for shipping by Patheon – being understood that Customer shall receive simultaneously all the documentation needed to perform its release - will be subject to a [ * ] per square foot per month storage fee which will be invoiced to Customer according to the provisions of section 5.5 of this Agreement.
5.5        On time Delivery
(a)    Patheon will use commercially reasonable efforts to deliver the ordered quantities of Product by the Delivery Date and shall promptly alert Customer in writing, of any delay that may affect such Delivery Date. Should a delay in delivery occur, Patheon will develop and carry out a remedial plan with Customer to help prevent further possible late deliveries.

(b)    If subsequently Patheon fails to supply Customer with [ * ] of the quantity of Product ordered pursuant to the Firm Order, within five (5) Business Days of the Delivery Date, due solely to act or omissions of Patheon (“Late Delivery”), then Customer will receive a refund from Patheon, in the form of a credit to be offset against the purchase price of the next order.

(c)    Such credit will be equal to a percentage, as defined in the table below, of the Conversion Price value as set out in the Schedule B of the batch affected by Late Delivery (i.e. credit = batch quantity subject to Late Delivery x Conversion Price x credit percentage).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Credit Percentage	Days Delayed
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

5.5    Invoices and Payment.
Invoices shall be sent by fax or email to such fax number or email address as may be provided by Customer in writing from time to time. Invoices will be sent at the time the Product is manufactured and released by Patheon or its Affiliate to the Customer. Pursuant to Article 5.2 (a), Patheon shall also provide Customer with an invoice covering any Inventory or Components which are to be purchased by Patheon pursuant to the terms of this Agreement. Each such invoice shall, to the extent applicable, identify Customer’s Manufacturing Services purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by Customer. Notwithstanding anything to the contrary in the Technology Transfer Agreement, Customer shall pay all such invoices within [ * ] of the date thereof. Interest on past due accounts will accrue pro rata and equal to three (3) months Euribor rate at the overdue rate, [ * ].

ARTICLE 6
PRODUCT CLAIMS AND RECALLS
6.1    Product Claims.
(a)    Product Claims. Customer has the right to reject any portion of any shipment of Products that deviates from the Specifications, cGMPs or Applicable Laws without invalidating any remainder of such shipment. Customer shall inspect the Products manufactured and the relevant manufacturing documentation by Patheon upon receipt thereof and shall give Patheon written notice (a "Deficiency Notice") of all claims for Products that deviate from the Specifications, cGMPs and Applicable Laws within [ * ] after Customer’s receipt thereof (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, within [ * ] after discovery thereof by Customer, but in no event after the expiration date of the Product). Should Customer fail to provide Patheon with the Deficiency Notice within the applicable [ * ] period, then the delivery shall be deemed to have been accepted by Customer on the [ * ] day after delivery or discovery, as applicable. Except as set out in Section 6.3, Patheon shall have no liability for any deviations for which it has not received notice within the applicable [ * ] period.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    Determination of Deficiency. Upon receipt of a Deficiency Notice, Patheon shall have [ * ] to inform Customer by notice in writing that it disagrees with the contents of such Deficiency Notice. If Customer and Patheon fail to agree within [ * ] after Patheon's notice to Customer as to whether any Products identified in the Deficiency Notice deviate from the Specifications, cGMPs or Applicable Laws, then the parties shall mutually select an suitable third party expert if the Products deviate from the Specifications or cGMPs. Such evaluation shall be binding on the parties, and if such evaluation certifies that any Products deviate from the Specifications or cGMPs, Customer may reject those Products in the manner contemplated in this Section 6.1. In that event and assuming that failure is solely due to Patheon’s act or omission, the evaluation costs will be borne by Patheon, otherwise the Customer will be responsible for the evaluation costs. If such evaluation does not show Patheon’s fault, then Customer shall be deemed to have accepted delivery of such Products on the [ * ] day after delivery (or, in the case of any defects not reasonably susceptible to discovery upon receipt of the Product, on the [ * ] day after discovery thereof by Customer, but in no event after the expiration date of the Product).
(c)    Shortages. Claims for shortages in the amount of Products shipped by Patheon shall be promptly dealt with by the Parties, in any case by [ * ] from the Delivery Date.
6.2    Product Recalls and Returns.
(a)    Records and Notice. Patheon and Customer shall each maintain such records as may be necessary to permit a Recall of any batch delivered to Customer or customers of Customer. Each party shall promptly notify the other by telephone (to be confirmed in writing) of any information which might affect the marketability, safety or effectiveness of the Products and/or which might result in the Recall or seizure of the Products. Upon receiving any such notice or upon any such discovery, each party shall cease and desist from further shipments of batches in its possession or control until a decision has been made whether a Recall or some other corrective action is necessary. The decision to initiate a Recall or to take some other corrective action, if any, shall be made and implemented by Customer. "Recall" shall mean any action (i) by Customer to recover title to or possession of batches of the Products sold or shipped to third parties (including, without limitation, the voluntary withdrawal of Products from the market); or (ii) by any regulatory authorities to detain or destroy any of the Products. Recall shall also include any action by either party to refrain from selling or shipping quantities of the Products to third parties which would have been subject to a Recall if sold or shipped.
(b)    Recalls. In the event (i) any governmental or regulatory authority issues a directive, order or, following the issuance of a safety warning or alert with respect to a batch of Product, a written request that any batch be Recalled, (ii) a court of competent jurisdiction orders such a Recall, or (iii) Customer determines that any batch of Product should be Recalled or that a "Dear Doctor" letter is required relating the restrictions on the use of any batch of Product, Patheon will co-operate as reasonably required by Customer, having regard to all applicable laws and regulations.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)    Product Returns. Customer shall have the responsibility for handling customer returns of the Products. Patheon shall provide Customer with such assistance as Customer may reasonably require to handle such returns.
6.3    Patheon’s Responsibility for Defective and Recalled Products.
(a)    Defective Product. In the event Customer rejects Products in accordance with Section 6.1 and the deviation is determined to have arisen from Patheon’s failure to provide the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws, Patheon will credit Customer’s account for Patheon’s invoice price for such defective Products. If Customer shall have previously paid for such defective Products, Patheon shall promptly, at Customer’s election, either: (i) refund the invoice price for such defective Products; (ii) offset such amount against other amounts due to Patheon hereunder; or (iii) provide a replacement of such Products with conforming Products without Customer being liable for payment therefor under Section 3.1, contingent upon the receipt by Patheon from Customer of all Active Materials required for the manufacture of such replacement Products.
(b)    Recalled Product. To the extent that a Recall or return results from, or arises out of, a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws, Patheon shall be responsible for the [ * ] expenses of such Recall or return and shall use its commercially reasonable efforts to replace at its own expenses the Recalled or returned Products with new Products, contingent upon the receipt from Customer of all Active Materials required for the manufacture of such replacement Products. In the event that Patheon is unable to replace the Recalled or returned Products (except where such inability results from a failure to receive the required Active Materials), then Customer may request Patheon to reimburse Customer for the price that Customer paid to Patheon for Manufacturing Services in respect of the affected Products. In all other circumstances, Recalls, returns or other corrective actions shall be made at Customer's cost and expense.
(c)    Product Claims. Except as provided in Sections 6.3(a) and (b) above, neither Patheon nor its Affiliates shall be liable nor have any responsibility for any deficiencies in, or other liabilities associated with, any Product manufactured by it, (collectively, "Product Claims"). For greater certainty, neither Patheon nor its Affiliates shall have any obligation for any Product Claims to the extent such Product Claim (i) is caused by deficiencies with respect to the Specifications, the safety, efficacy or marketability of the Products or any distribution thereof, (ii) results from a defect in a Component that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iii) results from a defect in the Active Materials that is not reasonably discoverable by Patheon using the test methods set forth in the Specifications, (iv) is caused by actions of third parties occurring after such Product is shipped by Patheon pursuant to Section 5.4, (v) is due to packaging or labelling defects or omissions for which Patheon have no responsibility, (vi) is due to any unascertainable reason despite Patheon or its Affiliates having provided the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Manufacturing Services in accordance with the Specifications, cGMP’s and Applicable Laws, or (vii) is due to any other breach by Customer of its obligations under this Agreement.
6.4    Disposition of Defective or Recalled Products.
Customer shall not dispose of any damaged, defective, returned or Recalled Products in relation to which it intends to assert a claim against Patheon without Patheon’s prior written authorization to do so. Alternatively, Patheon may instruct Customer to return such Products to Patheon or its Affiliate. Patheon shall bear the cost of disposition with respect to any damaged, defective, returned or Recalled Products in relation to which it bears responsibility under Section 6.3 hereof. In all other circumstances, Customer shall bear the cost of disposition, including all applicable fees for Manufacturing Services, with respect to any damaged, defective, returned or Recalled Products.
6.5    Healthcare Provider or Patient Questions and Complaints.
Customer shall have the sole responsibility for responding to questions and complaints from its customers. Questions or complaints received by Patheon or its Affiliates from Customer's customers, healthcare providers or patients shall be promptly referred to Customer. Patheon shall co-operate or procure the co-operation of its Affiliate as reasonably required to allow Customer to determine the cause of and resolve any such questions and complaints. Such assistance shall include follow-up investigations, including testing. In addition, Patheon shall provide Customer with all mutually agreed upon information that will enable Customer to respond properly to questions or complaints relating to the Products as provided in the Quality Agreement. Unless it is determined that the cause of any such complaint resulted from a failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws, all costs incurred in respect of this Section 6.5 shall be borne by Customer.
6.6    Sole Remedy.    Except for the indemnity provided in Section 10.3 and subject to the limitations set forth in Sections 10.1 and 10.2, the remedies described in this Article 6 shall be Customer’s sole remedy for any failure by Patheon to provide the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws.
ARTICLE 7
CO-OPERATION
7.1    Semi-annual Review.
Each party shall forthwith upon execution of this Agreement appoint one of its employees to be a relationship manager responsible for liaison between the parties. The relationship managers shall meet not less than semi-annually to review the current status of the business relationship and manage any issues that have arisen.
7.2    Governmental Agencies.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Relationship of Parties with governmental agencies in relation to Products shall be ruled by the provisions of the Quality Agreement. In case of any conflict between the provisions of the following articles of this Section 7 and those of the Quality Agreement, the latters shall prevail.
7.3    Inspection.
Customer may inspect Patheon reports and records relating to this Agreement during normal business hours and with reasonable advance notice, provided a Patheon representative is present during any such inspection.
77.4    Access.
Patheon will provide Customer with reasonable access at mutually agreeable times to the areas of the Manufacturing Site in which the Products are manufactured, stored, handled or shipped to permit Customer to verify that the Manufacturing Services are being performed in accordance with the Specifications, cGMPs and Applicable Laws. But, with the exception of “for-cause” audits and audits by the applicable regulatory authorities Customer will be limited each Year to [ * ], and [ * ]. Customer may request additional cGMP-type audits, additional audit days, or the participation of additional auditors subject to [ * ]. The right of access provided in this Section 7.4 will not include a right to access or inspect Patheon or its Affiliates’s financial records.
7.5    Notification of Regulatory Inspections.
Patheon shall notify Customer within one Business Day of any inspections by any governmental agency specifically involving the Products. Patheon shall also notify Customer of receipt of any form 483’s or warning letters or any other significant regulatory action which Patheon’s quality assurance group determines could impact the regulatory status of the Products within three Business Days from the receipt thereto.
7.6    Reports.
Patheon will procure the supply on an annual basis (and at Customer’s expense) all Product data in its control, including release test results, complaint test results, and all investigations (in manufacturing, testing and storage), that Customer reasonably requires in order to complete any filing under any applicable regulatory regime, including any Annual Report that Customer is required to file with the FDA.
7.8    Regulatory Authority Filings
(a)Regulatory Authority. Customer shall have the sole responsibility for filing all documents with all Regulatory Authorities and taking any other actions that may be required for the receipt and/or maintenance of Regulatory Authority approval for the commercial manufacture of the Products. Patheon shall assist Customer, to the extent consistent with Patheon’s obligations under this Agreement, to obtain Regulatory Authority approval for the commercial manufacture of all Products as quickly as reasonably possible.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)Verification of Data. Where documents generated by Patheon in relation to the Manufacturing Services are to be filed by the Customer with any Regulatory Authority and such filing is liable to cause Patheon or its Subcontractor to be scrutinized by such Regulatory Authority or the filing thereof may create the possibility of a Regulatory Authority audit, inspection or review of Patheon or its Subcontractor then, at least [ * ] prior to filing any documents with any Regulatory Authority, Customer shall provide Patheon with a copy of the documents incorporating such data so as to give Patheon the opportunity to verify the accuracy and regulatory validity of such documents as they relate to Patheon or its Affiliate’s generated data. Patheon will inform Customer, as soon as reasonably possible and in any case within [ * ] from receiving the communication, as regards the accuracy and regulatory validity of the documents, in order to allow Customer to comply with Regulatory Authority’s requests. It is clear and understood that such Verification of Data shall not be charged by Patheon to Customer. In the event of very urgent request from any Regulatory Authority, Patheon shall respond to Customer in timely manner, in order to allow Customer to comply with such Regulatory Authority request. These services may be subject to mutually agreed charges if significant resource is required to be deployed.

(c)Verification of CMC. At least [ * ] prior to filing with any Regulatory Authority any documentation which is or is equivalent to the FDA’s Chemistry and Manufacturing Controls (“CMC”) related to any Marketing Authorization, such as a New Drug Application or Abbreviated New Drug Application, Customer shall provide Patheon with a copy of the CMC as well as all supporting documents which have been relied upon to prepare the CMC. Such disclosure shall permit Patheon to verify that the CMC accurately describes the work that Patheon has performed and the manufacturing processes that Patheon will perform pursuant to this Agreement. Customer shall provide Patheon with copies of all Regulatory Authority filings at the time of submission which contain CMC information regarding the Product. However, Customer may submit certain sections of the CMC section as they are finalized and Subcontractor will do its best efforts to verify in any case within [ * ] from receiving the communication, that the described work and manufacturing processes are accurate in order to allow Customer to comply with Regulatory Authority’s requirements. It is clear and understood that such Verification of CMC shall not be charged by Patheon to Customer. In the event of very urgent request from any Regulatory Authority, Patheon shall respond to Customer in timely manner, in order to allow Customer to comply with such Regulatory Authority request. These services may be subject to mutually agreed charges if significant resource is required to be deployed.

(d)Deficiencies. If, in Patheon’s sole discretion, acting reasonably, Patheon determines that any of the information provided by Customer in accordance with paragraphs (b) and (c) above is inaccurate or deficient in any manner whatsoever (the "Deficiencies"), Patheon shall notify Customer in writing of such Deficiencies, within [ * ] from receiving the communication . The parties shall work together to have such Deficiencies resolved prior to any pre-approval inspection.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)Customer Responsibility. For clarity, the Parties agree that in reviewing the documents referred to in paragraph (b) above, Patheon’s role will be limited to verifying the accuracy of the description of the work undertaken or to be undertaken by Patheon. Subject to the foregoing, Patheon shall not assume any responsibility for receipt of an approval by a regulatory authority. The Customer is solely responsible for the preparation and filing of the application for approval by the regulatory authorities and any relevant costs shall be borne by the Customer. Patheon’s responsibility shall be limited to the accuracy of the data supplied to Customer, information about the services performed, the facility and anything else strictly related to its activities under this Agreement provided to Customer.

(f)Inspection by Regulatory Authorities. If Customer does not provide Patheon with the documents requested pursuant to paragraph (b) above within the time stipulated in these paragraphs and if Patheon reasonably believes that Patheon’s standing with a regulatory authority may be jeopardized, Patheon may, in its sole discretion, but only to the extent that is reasonable, delay or postpone any inspection by the regulatory authority until such time as Patheon has reviewed the requested documents and is satisfied with their contents.

ARTICLE 8
TERM AND TERMINATION
8.1    Initial Term.
This Agreement shall become effective as of the Effective Date and shall continue until 31 December 2018 (the "Initial Term"), unless terminated earlier by one of the parties in accordance herewith. This Agreement shall automatically continue after the Initial Term for successive terms of two years each unless either party gives written notice to the other party of its intention to terminate this Agreement at least 18 months prior to the end of the then current term.
88.2    Termination for Cause.
(a)    Either party at its sole option may terminate this Agreement upon written notice in circumstances where the other party has failed to remedy a material breach of any of its representations, warranties or other obligations under this Agreement within [ * ] following receipt of a written notice (the "Remediation Period") of said breach that expressly states that it is a notice under this Section 8.2(a) (a "Breach Notice"). The aggrieved party's right to terminate this Agreement pursuant to this Section 8.2(a) may only be exercised [ * ] following the expiry of the Remediation Period (in circumstances where the breach has not been remedied) and if [ * ] during this period then [ * ] the breach of the representation, warranty or obligation described in the Breach Notice.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    Either party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party in the event that: (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party; or (iii) this Agreement is assigned by such other party for the benefit of creditors.
(c)    Either Party may terminate this Agreement as to any Product upon [ * ] prior written notice in the event that any governmental agency takes any action, or raises any objection, that (i) prevents Customer from exporting, purchasing or selling such Product or which (ii) prevents Patheon to perform any of the Manufacturing Services. However, in the event herein above under letter (i) Customer will have to respect any obligations it may have under Section 8.4 below.
(d)    Patheon may terminate this Agreement upon [ * ] prior written notice if [ * ] that, [ * ], is: (i) [ * ]; or (ii) [ * ]; or (iii) [ * ].
(e)    Either Party may terminate this Agreement upon [ * ] prior written notice in the events better described in previous Article 4.2(b) and 4.3.
(f)    Either Party may terminate this Agreement upon [ * ] prior written notice.
8.3    Product Discontinuation.
Customer shall provide at least [ * ] advance notice if it intends to no longer order Manufacturing Services for a Product due to that Product's discontinuance in the market.
8.4    Obligations on Termination.
If this Agreement is completed, expires or is terminated in whole or in part for any reason, then (in addition to any other remedies Patheon may have in the event of default by Customer):
(a)    Customer shall take delivery of and pay for all undelivered Products that are manufactured and/or packaged pursuant to a Firm Order, at the price in effect at the time the Firm Order was placed;
(b)    Customer shall purchase, at Patheon's external cost (including all costs associated to the disposition of such Inventory), the Inventory applicable to the Products which was purchased, produced or maintained by Patheon in contemplation of filling Firm Orders or in accordance with Section 5.2 prior to notice of termination being given;
(c)    Customer shall satisfy the purchase price payable pursuant to Patheon's orders with suppliers of Components, provided such orders were made by Patheon in reliance on Firm Orders or in accordance with Section 5.2;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)    Patheon shall promptly return to Customer all unused Active Materials (with shipping and related expenses, if any, to be borne by Customer); and
(e)    Customer acknowledges that no competitor of Patheon shall be permitted access to the Manufacturing Site.
(f)    Customer shall make commercially reasonable efforts, at its own expense, to remove from Patheon site(s), within [ * ], all of Customer’s Components, Inventory and Materials (whether current or obsolete), supplies, undelivered Product, chattels, Equipment or other moveable property owned by Customer, related to the Agreement and located at Patheon’s site or that is otherwise under Patheon’s care and control (“Customer Property”). Customer shall pay to Patheon a [ * ] per square foot per month storage fee for all Customer Property remaining at Patheon’s site(s) after the above mentioned term following the completion, termination or expiration of the Agreement and will assume any third party storage charges invoiced to Patheon regarding any such Customer Property. Patheon will invoice Customer for such storage charges according to the provisions of section 5.5 of this Agreement.
Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement. For greater certainty, termination of this Agreement for any reason shall not affect the obligations and responsibilities of the parties which are explicitly or impliedly intended to survive termination or expiry of this Agreement and such provisions shall survive any termination.

ARTICLE 9
REPRESENTATIONS, WARRANTIES AND COVENANTS
9.1    Authority.
Each party covenants, represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.
9.2    Customer Warranties.
Customer covenants, represents and warrants that:
9.2.1 Non-Infringement.

(a)	the Specifications for each of the Products are its or its Affiliate's property and that Customer may lawfully disclose the Specifications to Patheon;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)
any Intellectual Property, other than Patheon Intellectual Property, utilized by Patheon in connection with the provision of the Manufacturing Services according to the Specifications (i) is Customer’s or its Affiliate's unencumbered property, (ii) may be lawfully used as directed by Customer, and (iii) such use does not infringe and will not infringe any Third Party Rights;

(c)
the provision of the Manufacturing Services by Patheon in respect of any Product pursuant to this Agreement or use or other disposition of any Product by Patheon as may be required to perform its obligations under this Agreement does not and will not infringe any Third Party Rights;

(d)
there are no actions or other legal proceedings, the subject of which is the infringement of Third Party Rights related to any of the Specifications, or any of the Active Materials and the Components, or the sale, use or other disposition of any Product made in accordance with the Specifications;

9.2.2. Quality and Compliance.

(e)	the Specifications for all Products conform to all applicable cGMPs and Applicable Laws; and

(f)
the Products, if labelled and manufactured in accordance with the Specifications and in compliance with applicable cGMPs and Applicable Laws (i) may be lawfully sold and distributed in every jurisdiction in which Customer markets such Products, (ii) will be fit for the purpose intended, and (iii) will be safe for human consumption.

(g)
the Customer represents and warrants that, on the date of shipment, the API will conform to the specifications for the API that Customer has provided to Patheon. The Customer further warrants that the API will be adequately contained, packaged and labelled and will conform to the affirmations of fact on the container.

9.3    Patheon Warranties.
(a) Patheon warrants that it shall perform the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws.
(b) Patheon warrants that any Manufacturing Services Based Intellectual Property utilized by Patheon in connection with the provision of the Manufacturing Services (i) is Patheon’s unencumbered property, (ii) may be lawfully used as used by Patheon or its Affiliates, and (iii) such use does not infringe and will not infringe any Third Party Rights.
9.4    Debarred Persons.
Patheon covenants that it will not, in the performance of its obligations under this Agreement, use the services of any person debarred or suspended under 21 U.S.C.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

§335(a) or (b). Patheon represents that it does not currently have, and covenants that it will not hire, as an officer or an employee any person who has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the Federal Food, Drug, and Cosmetic Act (United States).
9.5    Permits.
Customer shall be solely responsible for obtaining or maintaining, on a timely basis, any permits or other regulatory approvals in respect of the Products or the Specifications, including, without limitation, all marketing and post-marketing approvals.
Patheon shall maintain at all relevant times all governmental permits, licenses, approval, and authorities to the extent required to enable it to lawfully and properly perform the Manufacturing Services.
9.6    No Warranty.

PATHEON MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. PATHEON MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY WITH RESPECT TO THE PRODUCTS.

ARTICLE 10
REMEDIES AND INDEMNITIES
10.1    Consequential Damages.
UNDER NO CIRCUMSTANCES WHATSOEVER SHALL EITHER PARTY BE LIABLE TO THE OTHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR (I) ANY (DIRECT OR INDIRECT) LOSS OF PROFITS, OF PRODUCTION, OF ANTICIPATED SAVINGS, OF BUSINESS OR GOODWILL OR (II) FOR ANY OTHER LIABILITY, DAMAGE, COSTS OR EXPENSE OF ANY KIND INCURRED BY THE OTHER PARTY OF AN INDIRECT OR CONSEQUENTIAL NATURE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.
10.2    Limitation of Liability.
(g)    WITH THE EXCEPTION OF [ * ], IN NO OTHER CIRCUMSTANCE WILL PATHEON BE RESPONSIBLE FOR ANY LOSS OR DAMAGE [ * ].
(h)    Maximum Liability. WITH THE EXCEPTION OF [ * ], PATHEON’S MAXIMUM LIABILITY TO CLIENT UNDER THIS AGREEMENT FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY ARISING UNDER [ * ] HEREOF OR RESULTING FROM [ * ] UNDER THIS AGREEMENT WILL NOT EXCEED [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    DEATH, PERSONAL INJURY AND FRAUDULENT MISREPRESENTATION. NOTHING CONTAINED IN THIS AGREEMENT SHALL ACT TO EXCLUDE OR LIMIT EITHER PARTY’S LIABILITY FOR PERSONAL INJURY, DEATH OR FRAUDULENT MISREPRESENTATION CAUSED BY THE NEGLIGENCE OF EITHER PARTY.
10.3    INDEMNIFICATION BY PATHEON.
SUBJECT TO SECTIONS 10.1 AND 10.2, Patheon agrees to defend, indemnify and hold Customer, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of personal injury or property damage to the extent that such injury or damage is the result of a failure by Patheon to perform the Manufacturing Services in accordance with the Specifications, cGMPs and Applicable Laws except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Customer, its officers, employees or agents or Affiliates.
In the event of a claim, Customer shall: (a) promptly notify Patheon of any such claim; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with Patheon in the defence of such claim; (d) permit Patheon to control the defence and settlement of such claim, all at Patheon's cost and expense.
10.4    Indemnification by Customer.
Subject to Sections 10.1 and 10.2, Customer agrees to defend, indemnify and hold Patheon, its Affiliates, its officers, employees and agents harmless against any and all losses, damages, costs, claims, demands, judgments and liability to, from and in favour of third parties (other than Affiliates) resulting from, or relating to any claim of infringement or alleged infringement of any Third Party Rights in respect of the Products, or any portion thereof, and/or any claim of personal injury or property damage to the extent that such injury or damage is the result of a breach of this Agreement by Customer, including, without limitation, any representation or warranty contained herein, except to the extent that any such losses, damages, costs, claims, demands, judgments and liability are due to the negligence or wrongful act(s) of Patheon, its officers, employees or agents.
In the event of a claim, Patheon shall: (a) promptly notify Customer of any such claims; (b) use commercially reasonable efforts to mitigate the effects of such claim; (c) reasonably cooperate with Customer in the defence of such claim; (d) permit Customer to control the defence and settlement of such claim, all at Customer's cost and expense.
10.5    Reasonable Allocation of Risk.
The provisions of this Agreement (including, without limitation, this Article 10) are reasonable and create a reasonable allocation of risk having regard to the relative profits the parties respectively expect to derive from the Products, and that Patheon, in its fees for the provision of the Manufacturing Services, has not accepted a greater degree

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of the risks arising from the manufacture, distribution and use of the Products, based on the fact that Customer has developed and holds the marketing approval for the Products and requires Patheon to manufacture and label the Products strictly in accordance with the Specifications, and that Customer and not Patheon is in a position to inform and advise potential users of the Products as to the circumstances and manner of use of the Products.
ARTICLE 11
CONFIDENTIALITY
11.1    Confidentiality.
The provisions of the Confidentiality Agreement shall apply to all confidential information disclosed by the parties under this Agreement, which agreement remains in effect in accordance with its terms; provided, however, that in the event the Confidentiality Agreement expires or is terminated prior to the expiration or termination of this Agreement, the terms of the Confidentiality Agreement shall continue to govern the parties’ obligations of confidentiality with respect to any confidential or proprietary information disclosed by the parties hereunder, for the term of this Agreement, as though such agreement remained in full force and effect.
ARTICLE 12
DISPUTE RESOLUTION
12.1    Commercial Disputes.
In the event of any dispute arising out of or in connection with this Agreement, the parties shall first try to solve it amicably. In this regard, any party may send a notice of dispute to the other, and each party shall appoint, within 10 Business Days from receipt of such notice of dispute, a single representative having full power and authority to solve the dispute. The representatives so designated shall meet as necessary in order to solve such dispute. If these representatives fail to solve the matter within one month from their appointment, or if a party fails to appoint a representative within the 10 Business Day period set forth above, such dispute shall immediately be referred to the Chief Operating Officer (or such other officer as he/she may designate) of each party who will meet and discuss as necessary in order to try to solve the dispute amicably. Should the parties fail to reach a resolution under this Section 12.1, the dispute will be referred to a court of competent jurisdiction in accordance with Section 13.16.

ARTICLE 13
MISCELLANEOUS
13.1    Inventions.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)    For the term of this Agreement, Customer hereby grants to Patheon a non-exclusive, paid-up, royalty-free, non-transferable license of Customer’s Intellectual Property which Patheon must use in order to perform the Manufacturing Services.
(b)    All Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing Services, to the extent it is specific to the development, manufacture, use and sale of Customer’s Product that is the subject of the Manufacturing Services, shall be the exclusive property of Customer.
(c)    All Manufacturing Services Based Intellectual Property generated or derived by Patheon in the course of performing the Manufacturing Services shall be the exclusive property of Patheon; Patheon hereby grants to Customer a perpetual, irrevocable, non-exclusive, paid-up, royalty-free, transferable license of the Manufacturing Services Based Intellectual Property used to manufacture the Product(s) which Customer may use for the manufacture of the Product(s).
(d)    Each party shall be solely responsible for the costs of filing, prosecution and maintenance of patents and patent applications on its own Inventions.
(e)    Either party shall give the other party written notice, as promptly as practicable, of all Inventions which can reasonably be deemed to constitute improvements or other modifications of the Products or processes or technology owned or otherwise controlled by such party.
13.2    Intellectual Property.
Subject to Section 13.1, all Intellectual Property of Customer shall be owned by Customer and all Intellectual Property of Patheon shall be owned by Patheon. Neither party has, nor shall it acquire, any interest in any of the other party’s Intellectual Property unless otherwise expressly agreed to in writing. Neither party shall use any Intellectual Property of the other party, except as specifically authorized by the other party or as required for the performance of its obligations under this Agreement.
13.3    Insurance.
Each party shall maintain commercial general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for a period of [ * ] thereafter, which insurance shall afford limits of not less than (i) € [ * ] for each occurrence for personal injury or property damage liability; and (ii) € [ * ] in the aggregate per annum with respect to product and completed operations liability. If requested each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of [ * ] written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.
13.4    Independent Contractors.
The parties are independent contractors and this Agreement shall not be construed to create between Patheon and Customer any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.
13.5    No Waiver.
Either party's failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement, with the exception of [ * ].
13.6    Assignment.
(a)    Patheon may not assign this Agreement or any of its rights or obligations hereunder without the written consent of Customer, this consent not to be unreasonably withheld. Further it is specifically agreed that Patheon may subcontract any part of the Services to any of its Affiliates and to the Subcontractor.
(b)    Subject to [ * ], Customer may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon; provided, however, that Customer shall give prior written notice of any assignment to Patheon, any assignee shall covenant in writing with Patheon to be bound by the terms of this Agreement. Any partial assignment will be subject to [ * ] and is subject to [ * ].
(c)    Notwithstanding the foregoing provisions of this Section 13.6, either party may assign this Agreement to any of its Affiliates or to a successor to or purchaser of all or substantially all of its business, provided that such assignee executes an agreement with the non-assigning party hereto whereby it agrees to be bound hereunder.
13.7    Force Majeure.
Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a cause or contingency beyond such party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, quarantines, communicable disease outbreaks, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity acting within colour of right (a "Force Majeure Event"). A party

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

claiming a right to excused performance under this Section 13.7 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance. Neither party shall be entitled to rely on a Force Majeure Event to relieve it from an obligation to pay money (including any interest for delayed payment) which would otherwise be due and payable under this Agreement.
13.8    Additional Product.
Additional products may be added to this Agreement and such additional products shall be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by amendments to Schedules A, B, and C as applicable.
13.9    Notices.
Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other party by personal delivery, by telecopier, facsimile communication, or confirmed receipt email or by sending the same by first class mail, postage prepaid to the respective addresses, telecopier or facsimile numbers or electronic mail addresses set forth below:
If to Customer:
Gentium S.p.A
Att. to: Salvatore Calabrese
Senior Vice President Finance and Chief Financial Officer, Piazza XX Settembre 2, 22079 – Villa Guardia (CO) – Italy
CC: Filippo Cerruti – Corporate Legal Manager
Tel: [ * ]
Fax: [ * ]
If to Patheon:
Patheon UK Limited. Kingfisher Drive, Covingham, Swindon, Wiltshire, SN3 5BZ. United Kingdom

Attention: Site Director
CC: Legal Counsel
Facsimile No.: [ * ]
And to Subcontractor:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patheon Italia S.p.A: Viale G.B. Stucchi n. 110, Monza, Italia
Attention: Department of Legal Services
Telecopier No.: [ * ]
or to such other addresses, telecopier or facsimile numbers or electronic mail addresses provided to the other party in accordance with the terms of this Section 13.9. Notices or written communications made or given by personal delivery, telecopier, facsimile or electronic mail shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five (5) days after being deposited in the European Union mail, postage prepaid or upon receipt, whichever is sooner.
13.10    Severability.
If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each provision is hereby declared to be separate, severable and distinct.
13.11    Entire Agreement.
This Agreement, together with the Quality Agreement and the Technology Transfer Agreement, constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of conflict, the prevailing order of documents shall be this Agreement, the Quality Agreement and the Confidentiality Agreement.
13.12    Other Terms.
No terms, provisions or conditions of any purchase order or other business form or written authorization used by Customer or Patheon will have any effect on the rights, duties or obligations of the parties under or otherwise modify this Agreement, regardless of any failure of Customer or Patheon to object to such terms, provisions, or conditions unless such document specifically refers to this Agreement and is signed by both parties.
13.13    No Third Party Benefit or Right.
For greater certainty, nothing in this Agreement shall confer or be construed as conferring on any third party any benefit or the right to enforce any express or implied term of this Agreement.
13.14    Execution in Counterparts.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

This Agreement may be executed in two or more counterparts, by original or facsimile signature or by “pdf” signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.15    Use of Customer Name
Patheon shall not make any use of Customer’s name, trademarks or logo or any variations thereof, alone or in connection with any other word or words, without the prior written consent of Customer, which consent shall not be unreasonably withheld.  Notwithstanding the above, Customer agrees that Patheon may include Customer’s name and logo in customer lists or related marketing and promotional material for the purpose of identifying users of Patheon’s Manufacturing Services.
13.16    Governing Law.
This Agreement shall be construed and enforced in accordance with the laws of Italy and the parties hereby irrevocably submit to Arbitration to resolve any disputes arising from this agreement or its formation in accordance with Section 13.17 . The 1980 UN Convention on Contracts for the International Sale of Goods and all and any amendments, additions, or further enactments thereof are expressly excluded and shall not apply to this Agreement.
13.17    Arbitration.

(i)
In the event that a dispute arises at any time hereafter between Patheon and Client in respect of any matter arising under the terms of this Agreement which Patheon and Client are unable within a reasonable time to settle amicably either Party may serve notice on the other requiring the dispute to be submitted to ritual arbitration (“Arbitrato Rituale”) under the Rules of Arbitration as provided under Article 806 (and following) of the Italian Civil Code Procedure Code the Rules by three arbitrators to be appointed as follows: one to be appointed by each Party and one to be appointed by the President of the Court of Milan. The dispute shall be resolved by the appointed arbitrators through the application of Italian law.

(ii)
If in accordance with clause 13.17(i) above a dispute is submitted to arbitration the decision of the arbitrator shall be final and binding upon Patheon and Client. The arbitration shall be held in Milan, Italy, conducted in the English language and the award of the arbitrator shall be made in writing and the costs of the arbitration shall be in the arbitrator’s award. Nothing in this Agreement shall prevent either Party from seeking injunctive relief from a court of law.

SIGNED BY THE PARTIES
PATHEON UK LIMITED    GENTIUM S.p.A

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

By: /s/ I. Jones        By: /s/ Khald Islam
Name: I. Jones        Name: Khald Islam
Title: Director        Title: President and CEO
Date:_23/12/12_________________ Date:_7/1/2014_________________

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A
PRODUCT LIST AND SPECIFICATIONS

Product List
Defibrotide 200 mg / Vial

Specifications
Prior to the commencement of commercial manufacturing of Product under this Agreement Customer shall provide Patheon with originally executed copies of the FDA/EMA approved Specifications. If the Specifications provided are subsequently amended, then Customer shall provide Patheon with revised and originally executed copies of such revised Specifications. Upon acceptance of the revised Specifications, Patheon shall provide Customer with a signed and dated receipt evidencing such acceptance of the revised Specifications by Patheon.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE B
PRICE

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE C
STABILITY TESTING, REGULATORY SUPPORT AND ANNUAL PRODUCT REPORT.

Patheon and Customer shall agree in writing on any stability testing to be performed by Patheon in connection with the Products. Such agreement shall specify the commercial and Product stability protocols applicable to the stability testing.
The fees payable by Customer in connection with such testing will be [ * ].
If required, by the Client Patheon can supply regulatory support services at a fee of [ * ].
Annual Product Report will be supplied to the Client as required by cGMP. The fee payable for this service is [ * ], provided that [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE D

ACTIVE MATERIALS/ ACTIVE PHARMACEUTICAL INGREDIENTS/API

Active Materials	Supplier
Defibrotide API	Gentium SpA

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE E
BATCH NUMBERING AND EXPIRATION DATES

Each batch of the Product manufactured by Patheon will bear a unique lot number using Patheon batch numbering system. This number will appear on all documents relating to the particular batch of Product and shall identify the date of manufacture for the batch of Product.

Patheon will calculate the expiration date for the Product for each batch by adding the [ * ] expiration period of the Product supplied by Client to the date of Manufacture of each batch.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

SCHEDULE F
QUALITY AGREEMENT

Among

Gentium S.p.A.
Piazza XX Settembre, 2
22079 - Villa Guardia, Como
Italy
(hereinafter referred to as the “Gentium” or “Contract Giver”)

-and-

Patheon UK Limited
Kingfisher Drive, Covingham
Swindon, SN3 5BZ Wiltshire
England
(hereinafter referred to as “Contract Acceptor”)

-and-

Patheon Italia S.p.A
(Ferentino Operations)
2° Trav. SX Via Morolense, 5
03013 Ferentino, FR
Italy
(hereinafter referred to as “Patheon” or “Sub-Contract Acceptor”)

The Contract Giver, the Contract Acceptor and the Sub-Contract Acceptor may each be referred to herein individually as a “Party” and collectively as the “Parties”.

Effective Date: This Technical and Quality Agreement (the “Quality Agreement”)shall become effective and binding upon the date of the last signature and will remain valid until all quality obligations have been fulfilled.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

TABLE OF CONTENTS

SECTION 1	PREMISES AND AGREEMENT	3
SECTION 2	RESPONSIBILITIES TABLE	4
SECTION 3	GENERAL	6
SECTION 4	DESCRIPTION OF RESPONSIBILITIES	6
SECTION 5	APPENDIXES	19
	APPENDIX A: PATHEON CONTACTS
	APPENDIX B: EXAMPLE OF CERTIFICATE OF ANALYSIS APPENDIX C: ANALYSES AND SAMPLES APPENDIX D: API MATERIALS EU REQUIREMENTS APPENDIX E: TRANSPORTATION COMPANY

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

SECTION 1: PREMISES AND AGREEMENT

PREMISES.

Whereas, Gentium and Contract Acceptor entered into a Manufacturing Services Agreement dated December 19, 2013 for the performance of certain Manufacturing Services related to the Product Defibrotide (hereinafter the “Contract”).

Whereas, under the above mentioned Contract, Gentium agreed that the Contract Acceptor could sub-contract the performance of certain manufacturing services, in their entirety, to the Sub-Contract Acceptor.

Whereas, the Parties agreed that the Contract Acceptor will remain solely liable vis-à-vis the Contract Giver for any breach of the duties and responsibilities assumed by the Sub-Contract Acceptor under this Quality Agreement.

Whereas, the Contract Giver and the Sub-Contract Acceptor, as provider of certain Manufacturing Services on behalf of the Contract Acceptor for the benefit of the Contract Giver, desire to outline the responsibility for procedures and Specifications impacting on the identity, strength, quality and purity of the Product.

In the event of any conflict between the terms of this Quality Agreement and the Contract, the Contract shall take precedence except with respect to any specific quality issue and/or provision.

AGREEMENT. NOW THEREFORE in consideration of the Premises and rights conferred and the obligations assumed under the Contract and herein, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), and intending to be legally bound, the Parties agree as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

SECTION 2: RESPONSIBILITIES TABLE
Patheon will be responsible for all the operations that are marked with "X" in the column titled "Patheon" and Gentium will be responsible for all the operations that are marked with "X" in the column titled "Gentium". If marked with "(X)", cooperation is required from the designated Party.

Section No.	Subject / Terms	Gentium	Patheon
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]		[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

SECTION 3: GENERAL

3.1	Any communications about the subject matter of this Quality Agreement will be addressed, in the first instance, to the person(s) identified in Appendix A.

3.2	Capitalized terms not otherwise defined herein will have the meaning specified in the Contract.

3.3
If any provision of this Quality Agreement should be or found invalid, or unenforceable by law, the rest of the Quality Agreement will remain valid and binding and the Parties will negotiate a valid provision which meets as close as possible the objective of the invalid provision.

3.4 If this Quality Agreement requires modification such that either Party affected cannot be reasonably expected to continue to perform under this Quality Agreement, then the Parties will negotiate and revise the Quality Agreement accordingly.

3.5 Any amendment of this Quality Agreement will be made in writing and signed by the Parties.

SECTION 4: DESCRIPTION OF RESPONSIBILITIES

4.1 QUALITY MANAGEMENT

4.1.1 GMP, Health and Safety Compliance
[ * ]

4.1.2 Customer Audit Rights
[ * ]

4.1.3 Subcontracting
[ * ]

4.1.4 Self-Inspection
[ * ]

4.2 REGULATORY REQUIREMENTS

4.2.1 Permits (Site Licences & GMP certificate (EU))
[ * ]

4.2.2 Product Licences and Registration files life-cycle management

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

4.2.3 Product Permits, Supply of all necessary approved registration information (CTD quality sections) and relevant updates (EU)

[ * ]

4.2.4 Regulatory Compliance
[ * ]

4.2.5 Components compliance documentation
[ * ]

4.2.6 Government Agency Inspections, Communication and Requisitions
[ * ]

4.3 MATERIAL CONTROL

4.3.1 Test Methods and Specifications
[ * ]

4.3.2 Material Destruction
[ * ]

4.3.3	Vendor Qualification

(i.)	Excipient and API Vendors: [ * ]

(i.)	Packaging Component Vendors: [ * ]

4.3.4 In-Coming Material Release
[ * ]

4.3.5 Materials Requirements

[ * ]

4.4 BUILDING, FACILITIES, UTILITIES AND EQUIPMENT

4.4.1 General
[ * ]

4.4.2 Equipment, Calibration and Preventative Maintenance
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

4.4.3 Environmental Monitoring Program
[ * ]

4.5 PRODUCTION CONTROLS

4.5.1 Master Batch Record
[ * ]

4.5.2 Reprocessing and Rework
[ * ]

4.5.3 Personnel Training
[ * ]

4.5.4 Container Closure Integrity Test
[ * ]

4.6 PACKAGING, LABELING AND PRINTED MATERIALS

4.6.1 Master Batch Packaging Records
[ * ]

4.6.2 Printed Material and Artwork
[ * ]

4.6.3 Test Methods and Method Validation
[ * ]

4.7 EXCEPTION REPORTS (DEVIATIONS / INVESTIGATIONS)

4.7.1 Manufacturing Instruction Deviations
[ * ]

4.7.2 Packaging Instructions Deviations
[ * ]

4.7.3 Notification of Deviations
[ * ]

4.8 RELEASE OF PRODUCT

4.8.1 Test Methods, Specifications and updates
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

4.8.2 Manufacturing Record, Certificate of Compliance and Certificate of Analysis
[ * ]

4.8.3 Product Release
[ * ]

4.9 VALIDATION

4.9.1 Master Validation Plan
[ * ]

4.9.2 Cleaning Validation Program
[ * ]

4.9.3 Analytical Method and Procedure Validation
[ * ]

4.10 CHANGE CONTROL

4.10.1 General
[ * ]

4.11 DOCUMENTATION

4.11.1 Record Retention
[ * ]

4.11.2 Batch Document Requisition
[ * ]

4.12 LABORATORY CONTROLS

4.12.1 Specifications and Test Methods
[ * ]

4.12.2 Out of Specifications (OOS) / Out of Trend (OOT)
[ * ]

4.12.3 Confirmed OOS notifications to authorities

[ * ]

4.13 STABILITY

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

4.13.1 General
[ * ]

4.14 ANNUAL PRODUCT REVIEW

4.14.1 General
[ * ]

4.15 STORAGE AND DISTRIBUTION

4.15.1 General
[ * ]

4.15.2 Product Storage
[ * ]

4.15.3 Product Shipment
[ * ]

4.15.4 Product Quarantine
[ * ]

4.16 PRODUCT COMPLAINTS

4.16.1 Complaint Investigation
[ * ]

4.17 PRODUCT RECALL/FIELDS ALERTS US

4.17.1 Product Recall Notification
[ * ]

4.17.2 Government Agency Notification
[ * ]

4.17.3 Suspected Falsified Medicine/suspected re-packaging failure within parallel importation
[ * ]

4.18 REFERENCE AND RETENTION SAMPLES

4.18.1 Excipient and Active Ingredient Reference Sample
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

4.18.2 Finished Product Retention Sample
[ * ]

Space left intentionally blank. Signature page follows

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

IN WITNESS WHEREOF, the Parties have caused their duly authorized officer to execute and deliver this Quality Agreement as of the Effective Date identified on the first page:
GENTIUM S.p.A.

By: /s/ Terenzio Ignoni                Date: 19/December/13
Terenzio Ignoni
VP Quality & QP

By: /s/ Salvatore Calabrese            Date: 16/12/2013
Salvatore Calabrese
SVP Finance & CFO/COO

PATHEON UK LIMITED

By: /s/ Mark Newton         Date: 02 January 2014
Mark Newton

PATHEON ITALIA S.p.A

By: /s/ Tiziana Archilletti                 Date: 16/12/13
Tiziana Archilletti
QA/QC Director, Qualified Person

By: /s/ Alessia D’Ettole                 Date: 16/12/2013
Alessia D’Ettole
Quality Assurance Manager

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

SECTION 5: APPENDIXES

•	Appendix A: Contact List

•	Appendix B: Patheon Certificate of Analysis (example)

•	Appendix C: Analyses and Samples

•	Appendix D: API MATERIALS EU REQUIREMENTS

•	Appendix E: Transportation Company

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

APPENDIX A: PATHEON CONTACTS

	Patheon	Gentium
Responsibility	QA/QC Manager Qualified Person	Quality
Name	[ * ]	[ * ]
Title	[ * ]	[ * ]
Phone	[ * ]	[ * ]
Fax	[ * ]	[ * ]
E-mail	[ * ]	[ * ]
Responsibility	Quality Assurance Compliance	Quality Assurance Compliance
Name	[ * ]	[ * ]
Title	[ * ]	[ * ]
Phone	[ * ]	[ * ]
Fax	[ * ]	[ * ]
E-mail	[ * ]	[ * ]
Responsibility	Regulatory Affairs
Name	[ * ]	[ * ]
Title	[ * ]
Phone	[ * ]
Fax	[ * ]
E-mail	[ * ]
Responsibility	Quality Control	Quality Control
Name	[ * ]	[ * ]
Title	[ * ]	[ * ]
Phone	[ * ]	[ * ]
Fax	[ * ]	[ * ]
E-mail	[ * ]	[ * ]
Responsibility	Business	Business
Name	[ * ]	[ * ]
Title	[ * ]	[ * ]
Phone	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

Fax	[ * ]	[ * ]
E-mail	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

APPENDIX B: EXAMPLE OF CERTIFICATE OF ANALYSIS
CERTIFICATE OF ANALYSIS

Product:
Batch Number	Manufacturing date:
Expiration date:

ANALYTICAL PARAMETER	REFERENCE METHOD	SPECIFICATION LIMITS	RESULT

Ferentino, gg,mm,aaaa
Quality Control Qualified Person
(Name) (Name)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

APPENDIX C: ANALYSES AND SAMPLES

Laboratory	Analysis	Number of vials
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

Laboratory	Analysis	Number of vials
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

Tests	Acceptance Criteria	Laboratory in Charge of Performing the Analysis and Analytical Procedure
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

APPENDIX D: API MATERIALS EU REQUIREMENTS

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TECHNICAL AND QUALITY AGREEMENT
Gentium SpA – Patheon UK Ltd. – Patheon Italia SpA

APPENDIX E: TRANSPORTATION COMPANY

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE G
SHIPPING LOGISTICS PROTOCOL
Shipping shall be carried out under the following terms and conditions:

Exports of Products from Europe to the United States

1.	Shipping terms shall be EXW (as such term is defined in INCOTERMS 2010), the Manufacturing Site.

2.
Customer, as the importer of record into the United States, shall advise Patheon prior to export of the Products from Europe of Customer’s designated customs broker and freight forwarder to enable Patheon to complete all applicable shipping documentation.

3.	API shall be delivered DDP to Patheon Italia in the required quantities according to INCOTERMS 2010.

Exports of Products from Italy to Europe

1.	Shipping terms shall be EXW (as such term is defined in INCOTERMS 2010), the Manufacturing Site.

2.
Customer, as the importer of record into the EU shall advise Patheon prior to export of the Products from Europe of Customer’s designated customs broker and freight forwarder to enable Patheon to complete all applicable shipping documentation.

3.	API shall be delivered DDP to Patheon Italia in the required quantities according to INCOTERMS 2010.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE H
Bill of Materials and Costs

[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.